Exhibit 23.2

McGladrey LLP

Consent of Independent Registered Public Accounting Firm

We consent to use in this Post-Effective Amendment No. 1 to Registration Statement (No.333-144865) on Form S-1 of eMagin Corporation of our reports dated March 14, 2012, relating to our audits of the consolidated financial statements and the financial statement schedule and internal control over financial reporting, appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/McGladrey LLP.
Seattle, Washington
July 20, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on post-effective amendment No. 2 to Form S-1 (File No. 333-144865) of our report dated October 6, 2011 on our audits of the consolidated financial statements and schedule of eMagin Corporation as of December 31, 2010 and for each of the years in the two year period ended December 31, 2010. In addition, we consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ EisnerAmper LLP
New York, New York
July 23, 2012

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